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                                                                   EXHIBIT 10.25

                           PURCHASE AND SALE AGREEMENT

                This purchase and sale agreement, dated as of February 11, 1999 (the "Agreement") is between Salomon Brothers Realty Corp. ("SBRC") and Long Beach Mortgage Company (the "Seller"). From time to time SBRC may engage in purchase and sale transactions (each, a "Transaction") whereby the Seller sells to SBRC fixed and adjustable rate one- to-four family first lien mortgage loans acceptable to SBRC in its sole discretion ("Eligible Mortgage Loans"), any related prepayment charges payable in connection with any voluntary principal prepayment in full on related Eligible Mortgage Loans (the "Prepayment Charges") and related servicing rights at a price equal to the Purchase Price (as defined in the Letter Agreement) and whereby, on a date fixed by agreement between SBRC and the Seller (the "Repurchase Date"), the Seller agrees to repurchase such Eligible Mortgage Loans, Prepayment Charges and related servicing rights from SBRC, and SBRC agrees to resell such Mortgage Loans, Prepayment Charges and related servicing rights to the Seller, at the repurchase price, which is based on the Purchase Price and reflects the agreed upon return to SBRC as provided in Paragraph 1 of the Letter Agreement (the "Repurchase Price"), all subject to and in accordance with the terms and conditions set forth below. The Repurchase Date shall be 30 days after the related Purchase Date, or such shorter period of time if the related Purchase Date is not a "Roll Date". A "Roll Date" is the date each month on which all of the Mortgage Loans subject to the Aggregation Line are repurchased by the Seller. All such Eligible Mortgage Loans, Prepayment Charges and related servicing rights which shall at any time have been purchased by SBRC and not yet repurchased by the Seller hereunder, together with all rights related thereto, shall hereinafter be referred to as the "Mortgage Loans" and the date on which SBRC purchases each such Mortgage Loan shall be referred to as the "Purchase Date". Capitalized terms used but not defined herein shall have the meanings set forth in the letter agreement dated February 11, 1999 between SBRC and the Seller (the "Letter Agreement"). The Purchase Prices for the Mortgage Loans are as set forth in the Letter Agreement.

                The Seller will from time to time offer to enter into Transactions with SBRC. SBRC agrees to enter into such Transactions, provided the following conditions have been met:

                1. As the Seller and SBRC enter into a Transaction, then on the same day the Seller shall sell and deliver to SBRC or its agent the agreed upon Eligible Mortgage Loans including any applicable Prepayment Charges, together with all rights related thereto (including the servicing rights), against the crediting of the Purchase Price for such Transaction to an account of the Seller in immediately available funds. The Seller represents and warrants that it has the unqualified right to sell, transfer, assign or pledge the Eligible Mortgage Loans (any related servicing rights) that will become Mortgage Loans and that such Mortgage Loans, upon delivery to SBRC, will be free and clear of any lien, claim or encumbrance (other than the Seller's obligation to resell such Mortgage Loan to the Seller on the related Repurchase Date). The Seller further represents that this Agreement is legally entered into by the Seller, does not violate any ordinance, charter, rule or statute applicable to it and that the person executing this Agreement on behalf of the Seller has been duly and properly authorized to do so. The Seller hereby represents and warrants that as of the Purchase Date of any Mortgage Loan, each of the representations and warranties specified on Exhibit A attached hereto are true and correct and each of the representations and warranties specified on Exhibit B attached hereto are true and correct as to



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each of the Mortgage Loans delivered to SBRC on such date. If the Seller breaches a representation or warranty specified on Exhibit A attached hereto such breach shall be deemed a Seller Event of Default under Section 6(d) hereof and SBRC shall have the remedies provided for in Section 7. If the Seller breaches a representation or warranty specified on Exhibit B attached hereto, SBRC shall have the right to accelerate to a date designated by SBRC the Repurchase Date of the directly affected Mortgage Loan.

                2. No later than the business day on which each Transaction as described in paragraph 1 is effected, SBRC shall send to the Seller a confirmation (the "Confirmation") setting forth with respect to such
Transaction: the Eligible Mortgage Loans subject thereto; the Purchase Price of such Eligible Mortgage Loans (including the related servicing rights); the Aggregation Cost Rate; the Repurchase Date; and the Repurchase Price. Each Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party within two (2) business days after the objecting party's receipt of such confirmation. In addition, the Seller shall deliver to SBRC on each Purchase Date a Bill of Sale with respect to the related Mortgage Loans in the form of Exhibit C hereto.

                3. On the Repurchase Date for any Mortgage Loan, such repurchase will be effected by delivery to the Seller or its agent of the Mortgage Loans against the crediting of the Repurchase Price to an account of SBRC in immediately available funds.

                4. Upon a Seller Event of Default (as defined herein) or upon the failure of the Seller to repurchase the Mortgage Loans on a Repurchase Date, SBRC may reregister any of the Mortgage Loans in its name or the name of its agent and may resell the Mortgage Loans, with the right to reregister given to the purchaser in accordance with the provisions of Section 7.

                5. The Seller has delivered to SBRC its most recent financial statements and represents that such statements fairly represent its financial condition as to the date of such statements. The Seller also represents that there has been no material adverse change in its financial condition since that date. During the term of this Agreement, the Seller shall promptly deliver to SBRC all monthly financial statements, including but not limited to, balance sheets, income statements and cashflow statements. The Seller agrees that its agreement to enter into each Transaction shall constitute a representation that there has been no material adverse change in its financial condition since the date of the latest such statement.

                6. The occurrence of any of the following shall constitute a "Seller Event of Default":

                (a) the judgment by SBRC in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of the Seller;

                (b) SBRC shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Seller and such information and/or responses shall not have been provided within three business days of such request;



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                (c)     A change in control of the Seller shall have occurred
                        without the consent of SBRC, other than in connection with and as a result of the issuance and sale by the Seller of registered, publicly offered common stock;

                (d) There is (A) a material breach by the Seller of any representation and warranty contained in this Agreement or the Letter Agreement, other than a representation or warranty relating to a particular Mortgage Loan, and SBRC has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by the Seller or (B) a failure by the Seller to make any payment payable by it hereunder or -- -- (C) any other failure by the Seller to observe and perform in any material respect its material covenants, agreements and obligations with SBRC, including without limitation those contained in this Agreement or any other agreement between SBRC and the Seller, and SBRC has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by the Seller;

                (e) If the Seller shall fail to provide written notification to SBRC of any material change in its loan origination, acquisition or appraisal guidelines or practices, or the Seller, without the prior consent of SBRC (which shall not be unreasonably withheld), shall amend in any material respect its loan origination, acquisition or appraisal guidelines or practices;

                (f) If the Seller shall fail to fully and timely perform any obligation to SBRC or to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments ("Instruments") (regardless of whether SBRC has any right, title or interest therein);

                (g) If the Seller admits its inability or SBRC reasonably believes the Seller is unable to perform fully when such performance will become due any obligation on the Seller's part to any broker, dealer, bank or other financial institution in respect of a transaction involving Instruments not then due (regardless of whether SBRC has any right, title or interest therein);

                (h) If the Seller shall make an assignment for the benefit of creditors, or admit in writing its inability to pay debts as they become due, or generally not pay its debts as they become due, or file any petition, application or answer seeking for itself any entry of an order for relief, protective decree, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other federal, state or foreign, present or future, statute, law or regulation, or be subject to any such order for relief or protective decree entered by a court,



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                        or file any answer admitting or not controverting the
                        material allegations of such a petition or application filed against the Seller, or seek or acquiesce in the appointment or designation of, on taking possession by, any trustee, receiver, liquidator or agent in respect of all or a substantial part of the Seller's property, or the Seller's trustees, directors, majority shareholders, partners or other principals, as the case may be, shall take any action looking to the dissolution or liquidation of the Seller or to the taking of any action described in this paragraph (h), or any of the foregoing shall occur in respect of any one or more of the Seller's general partners, principals or parent entities or other persons exercising control over the Seller;

                (i) If an action shall be commenced or a petition or application shall be filed against the Seller seeking any order for relief, protective decree, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, Securities Investor Protection Act or any federal, state or foreign present or future statute, law or regulation and such action, petition or application shall not have been dismissed or all orders or proceedings thereunder stayed or vacated, or such stay shall be set aside, or any trustee, receiver, liquidator or agent of all or a substantial part of the Seller's property shall be appointed or designated and such appointment or designation shall not have been vacated, or any of the foregoing shall occur in respect of any one or more of the Seller's general partners, principals or parent entities or other persons exercising control over the Seller;

                (j) If a material judgment for the payment of money or affecting all or a substantial part of the Seller's business or property shall be entered or rendered against the Seller, and such judgment shall not have been discharged in full or effectively stayed as to enforcement and execution;

                (k) If the Seller shall default (as principal, guarantor or surety) in the performance of any material contract or in the material payment of any principal or interest on any indebtedness or in the performance of or compliance with any material agreement, instrument or other writing evidencing such indebtedness or delivered pursuant thereto or in connection therewith, which default shall have continued beyond any applicable period of grace and, in the case of a default in respect of indebtedness, would permit the holder of such indebtedness to accelerate payment of the principal thereof;

                (l) If any statement of the Seller's financial condition prepared by the Seller or at its request shall indicate that, or it shall have acknowledged that, the Seller has a negative net worth or is insolvent;



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                (m)     If the Securities and Exchange Commission, Commodity
                        Futures Trading Commission, any securities or commodities exchange or association, any banking department or authority, or any other business association or governmental entity or authority shall revoke, cancel, enjoin, suspend or fail to renew the Seller's registration, licensing, qualification or other authorization to do business in respect of any type of business or any geographic area, or any of the foregoing shall occur in respect of any one or more of the Seller's general partners, principals or parent entities or other persons exercising control over the Seller to the extent such event has a material adverse effect on the Seller;

                (n) If the Seller shall fail to maintain, or acknowledge that it has failed to maintain, sufficient net capital or any other indicia of financial condition as required by any rule or regulation applicable to the Seller of the Securities and Exchange Commission, Commodity Futures Trading Commission, any securities or commodities exchange or association, any banking department or authority, or any other business association or governmental entity or authority to the extent such event has a material adverse effect on the Seller;

                (o) If any securities or commodities exchange or association or other business association shall revoke, cancel, enjoin, suspend or fail to renew the Seller's membership to the extent such event has a material adverse effect on the Seller;

                (p) If there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of SBRC, impracticable to continue this Agreement; or

                (q) If the Seller or any of its affiliates shall default in respect of any transaction with SBRC or any of its affiliates.

                Notwithstanding any other provision of this Agreement, any grace or notice period provided herein in respect of a notice to be given or action to be taken by SBRC may be shortened or eliminated by SBRC if, in its sole good faith discretion, it is reasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the collateral involved, the extent and nature of any Seller Events of Default (or events which with the giving of such notice and passage of time would constitute Seller Events of Default), and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

                7. If a Seller Event of Default shall have occurred and be continuing, SBRC may, upon notice to the Seller (which notice shall not be required to be given in advance in the case of a Seller Event of Default of a type described in paragraph 6(h) or (i)), (a) terminate or



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accelerate to a date designated by SBRC the date fixed for termination of the directly affected Transaction or all of the Transactions hereunder and (b) sell a sufficient amount of the Mortgage Loans and related servicing rights in a commercially reasonable manner or elect to be deemed to have sold to the Seller such Mortgage Loans and related servicing rights, and in either event apply the proceeds of such sale (excluding any reasonable expenses incurred in connection therewith) or, in the case of a deemed sale, the market value of such Mortgage Loans as of the date of such deemed sale, against the payment of the Purchase Price and any other amounts owing by the Seller under this Agreement, upon which application the Purchase Price or any such other amounts shall be reduced by the amount as applied and SBRC shall be released from any obligation to sell, return or redeliver such Mortgage Loans. If any Mortgage Loans remain after all obligations of the Seller under this Agreement have been satisfied, SBRC or its agent shall promptly return to the Seller or its agent the balance of the Mortgage Loans. If the Mortgage Loans are not sufficient to satisfy all such obligations, the Seller shall be liable to SBRC for the amount of remaining obligations plus interest at the then prevailing effective Federal Funds Rate as determined by SBRC in its sole discretion. Notwithstanding anything contained in this Agreement, except as expressly provided for in this paragraph 7, SBRC shall under no circumstances whatsoever have any obligation or liability to the Seller in respect of any Transaction following the failure of the Seller to pay the applicable Repurchase Price or deliver the applicable Mortgage Loans as and when required by the terms of this Agreement.

                8. The occurrence of any of the following shall constitute a "SBRC Event of Default":

                (a) If the Purchase Price is not paid as specified in the Letter Agreement;

                (b) If SBRC shall make a general assignment for the benefit of creditors; admit in writing its inability to pay its debts as they become due; file a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation or seek the appointment of any trustee, receiver, custodian or liquidator of SBRC or of all or substantially all of its properties;

                (c) If a proceeding is commenced against SBRC seeking relief or an appointment of a type described in paragraph 8(b) above and such proceeding is not dismissed within 30 days after the commencement thereof;

                (d) If a final judgment for the payment of money shall be rendered against SBRC, and such judgment shall not have been discharged or its execution stayed pending appeal within 60 days of entry or such judgment shall not have been discharged within 60 days of expiration of any such stay;



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                (e)     If SBRC shall have defaulted under this Agreement by
                        operation of clause (a) of the second sentence of paragraph 16 below, and such default is not cured within three business days after notice; or

                (f) If SBRC or any of its affiliates shall default in respect of any transaction with the Seller or any of its affiliates.

                9. If an SBRC Event of Default shall have occurred and be continuing, the Seller may, upon one business day's prior notice to SBRC, which notice shall not be required to be given in advance in the case of an SBRC Event of Default of a type described in paragraph 8(b) or (c)), (a) terminate or accelerate to a date designated by the Seller the date fixed for termination of the directly affected Transaction or all Transactions hereunder and (b) either
(x) purchase in a commercially reasonable manner Eligible Mortgage Loans with a market value equal to any Mortgage Loans required to be returned or delivered by SBRC but not so returned or delivered and apply the cost of such purchase (including any reasonable expenses incurred in connection therewith) against the Repurchase Price and any other amounts owing by the Seller under this Agreement, upon which application the Repurchase Price and any such other amounts shall be reduced by the amount so applied and SBRC shall be released from any obligation to sell, return or deliver such Mortgage Loans or (y) pay to SBRC the Repurchase Price and repurchase the related Mortgage Loans. If the Seller chooses the remedy available in clause 9(b)(x) above, after all obligations of SBRC under this Agreement have been satisfied, the Seller shall promptly pay SBRC any portion of such positive amount (after such reduction) which has not previously been paid or SBRC shall promptly pay to the Seller any excess of such cost of purchase of replacement Eligible Mortgage Loans (including expenses as aforesaid) over the amount of the Repurchase Price (prior to reduction), plus interest on such excess for the period from the date of such purchase until the date of full payment by SBRC at the then prevailing effective Federal Funds Rate.

                10. The market value of the Mortgage Loans shall be determined by SBRC acting in good faith.

                11. The Seller represents that it will have the authority to enter into and perform any Transactions under this Agreement. Each party represents that the person executing this Agreement and the persons executing Transactions under this Agreement on its behalf have and will have the authority to do so and that this Agreement does not conflict with any other agreement binding on such party.

                12. The Mortgage Loans shall be identified on a detailed listing to be provided by the Seller to SBRC (a "Mortgage Loan Schedule") by diskette or via modem. The Mortgage Loan Schedule must be received by SBRC not less than two
(2) business days prior to each transfer of Mortgage Loans and must be in a format acceptable to SBRC, consisting of the loan characteristics set forth in the definition of "Mortgage Loan Schedule" in the Custodial Agreement. The Confirmation shall be sent by SBRC to the Seller and the documents contained in the Mortgage File (as defined herein) shall be delivered to Chase Bank of Texas, National Association (the "Custodian") and held by the Custodian pursuant to the terms of a Custodial



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Agreement, dated as of February 11, 1999 (the "Custodial Agreement"), among the
Seller, SBRC and the Custodian pursuant to which the Custodian shall, among other things, issue trust receipts, as defined therein (the "Trust Receipts"). As a condition to closing any Transaction on any Purchase Date, the Custodian must deliver to SBRC a Trust Receipt in form and substance acceptable to SBRC. The transfer of such Mortgage Loans for the purposes of this paragraph 12 shall include the delivery to the Custodian of the following documents (the "Mortgage File") with respect to each Mortgage Loan, as set forth in the Custodial
Agreement:

        (a) the original Mortgage Note, endorsed in the following form: "Pay to the order of ____________________, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller;

        (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

        (c) an executed original Assignment of Mortgage, in blank, from the Seller, which assignment shall be in form and substance acceptable for recording;

        (d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller;

        (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

        (f) the original lender's title insurance policy, together with all endorsements or riders which when issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                Notwithstanding anything to the contrary contained in this
Section 12, in those instances where either (x) the public recording office has not returned the original Mortgage, power of attorney or Assignment or (y) the public recording office retains the original Mortgage, power of attorney or Assignment after it has been recorded or such document has been lost, the obligations of the Seller hereunder and under the Custodial Agreement shall be deemed to have been satisfied upon (1) delivery by the Seller to the Custodian of a copy of such Mortgage, power of attorney or Assignment certified by the Seller in the case of (x) above or the public recording office in the case of
(y) above to be a true and complete copy of the recorded original thereof and
(2) if such copy is certified by the Seller, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original. Upon delivery to the Seller (x) by the public recording office of any recorded original Mortgage, power of attorney or Assignment or (y) by a title insurance or escrow company of any lender's title insurance policy, the Seller promptly shall (and



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

in no event later than five business days following such receipt) deliver such document to the Custodian.

        In addition to the documents contained in the Mortgage File, the Seller shall deliver to SBRC on or prior to the Purchase Date for such Transaction a security release certification acceptable to SBRC, certifying the release of any security interest of a third party which may have existed with respect to any of the Mortgage Loans subject to such Transaction during the 45-day period prior to the related Purchase Date and a Bill of Sale in the form of Exhibit C.

                13. Unless otherwise agreed to between SBRC and the Seller, SBRC hereby covenants and agrees to hire the Seller to service; and the Seller hereby covenants and agrees to service each Mortgage Loan for a term beginning on the related Purchase Date of such Mortgage Loan and ending on the related Repurchase Date; provided that if a Seller Event of Default shall have occurred and be continuing, the Seller shall immediately be terminated as servicer. The Mortgage Loans shall be serviced in accordance with Accepted Servicing Practices. "Accepted Servicing Practices" shall mean that in performing its servicing duties, the Seller must comply with all applicable state and federal laws and shall exercise the degree of skill and care consistent with the highest degree of skill and care that the Seller exercises with respect to similar Mortgage Loans serviced by it for its own account or others but in no event shall Accepted Servicing Practices mean any duties less than those set forth in the Pooling and Servicing Agreement, Series 1997-LB5, dated as of November 1, 1997 (the "1997-LB5 PSA") among Salomon Brothers Mortgage Securities VII, Inc., the Borrower and Norwest Bank Minnesota, National Association; provided, however that Accepted Servicing Practices shall not include the advance of any delinquent principal or interest payments on the Mortgage Loans. Any payments received by the Seller on the Mortgage Loans (including any Prepayment Charges) must be placed into a collection account for the benefit of SBRC. The collection account must meet the requirements of an Eligible Account, as such term is defined in the 1997-LB5 PSA. After payment of all funds due to SBRC on each Repurchase Date, SBRC will instruct the bank holding the collection account to release any funds in the collection account to the Seller. Notwithstanding the foregoing, if the Seller fails to repurchase the Mortgage Loans on a Repurchase Date or upon a Seller Event of Default, all funds held in the collection account will be released to SBRC by such Bank.

        As part of its servicing duties, the Seller enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits and shall make all servicing advances (not including the advances of delinquent principal and interest) on the Mortgage Loans. The Mortgage Loans shall be serviced for a servicing fee equal to 0.50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Such Servicing Fee will be deemed to be paid to Long Beach out of the funds delivered on each Repurchase Date from the collection account to Long Beach. If the Seller is terminated as servicer hereunder, its entitlement to such fee is subordinate to any rights and interests of SBRC under this Agreement. Notwithstanding the foregoing, in the event the Seller fails to repurchase a Mortgage Loan on the related Repurchase Date or if a Seller Event of Default has occurred and is continuing, the Seller will no longer be servicer with respect to such Mortgage Loan or Mortgage Loans, unless the term of servicing is extended by SBRC in its sole discretion. In such event, SBRC shall have the right to transfer such servicing to another servicer without payment of any



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

fee to the Seller. The Seller will cooperate in good faith to effect such servicing transfer and shall pay all costs associated with such servicing transfer.

                14. All notices, deliveries and payments under this Agreement shall be sufficient if in writing and delivered to the party entitled to receive such notices, deliveries or payments, or if transmitted to such party by facsimile transfer, at the following address or facsimile number: (i) if to
SBRC: Salomon Brothers Realty Corp., Seven World Trade Center, New York, New York 10048, Attention: Secretary (facsimile no.: (212) 783-3895); (ii) if to the
Seller: Long Beach Mortgage Company, 1100 Town & Country Road, Suite 1650, Orange, California 92868, Attention: Treasurer (telecopy number: (714) 560-0508), or to such other addresses as either party may furnish the other party by written notice under this paragraph.

                15. It is the intention of the parties to this Agreement that Transactions entered into hereunder be considered purchases and sales of Mortgage Loans notwithstanding their treatment for certain accounting purposes as financing transactions. Notwithstanding any other provision of this Agreement, in the event that a Transaction hereunder is deemed not to constitute a purchase and sale (a) the Seller shall be deemed to have hereby pledged to SBRC the Mortgage Loans applicable to such Transaction as security for the performance by the Seller of its obligations in respect of such Transaction and any other Transaction between SBRC and the Seller and (b) the existence of such pledge shall be deemed not to violate the representations and warranties in respect of such Mortgage Loans made by the Seller in paragraph 1 above.

                16. SBRC and the Seller hereby acknowledge that they consider each Transaction hereunder and all other transactions under this Agreement or any other agreement between the parties, either party and any affiliate of the other party or any affiliates of the parties to constitute a single business and contractual relationship and to have been made in consideration of each other. Therefore, (a) each party and each affiliate of each party hereby agrees to fulfill all of its obligations to the other party and any affiliate of the other party with respect to any transaction or agreement between them or any of their affiliates, and agrees that a default in the performance of any such obligations shall constitute a default hereunder, (b) each party and any of its affiliates shall have a right of setoff against the other party and any of its affiliates of amounts owing hereunder and any other amounts or obligations owing in respect of any other agreement or transaction whatsoever and (c) payments and deliveries made by either party or any of either party's affiliates hereunder shall be considered to have been made in consideration of payments and deliveries made by the other party or any of the other party's affiliates with respect to any other agreement or transaction between them, and the obligations to make any such payments and deliveries may be applied against each other and netted. In order to secure any obligation of either party to the other party or to any affiliate of the other party under this Agreement or any other agreement, each party grants to the other party and the affiliates of the other party a security interest in all property heretofore or hereafter held by or for the benefit of such other party or the affiliates of such other party.

                17. In the event, for any reason, any purchase by SBRC hereunder on any Purchase Date is construed by a court as a secured loan rather than a purchase and sale, the parties intend that SBRC shall have a perfected first priority security interest in all of the related Mortgage

Loans. The Seller shall pay all fees and expenses associated with perfecting such security interest, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code to the extent required by SBRC.

                18. The most recent Confirmation by SBRC to the Seller of each Transaction delivered pursuant to paragraph 2, as supplemented by this Agreement, shall constitute a binding agreement between SBRC and the Seller. In the event of any conflict between the provisions of this Agreement and any other agreement, confirmation, instrument or other document, the provisions of this Agreement shall govern; provided that, in the event of any conflict between the terms of this Agreement and any Confirmation duly executed pursuant to Section 2 of this Agreement, such Confirmation shall govern. This Agreement shall not be assignable by the Seller without prior written consent of SBRC, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, shall not be changed except by an instrument in writing signed by each of the parties, and shall be governed by the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which counterparts shall constitute but one and the same instrument. The Seller shall promptly provide such further assurances or agreements as SBRC may request in order to effect the purposes of this Agreement.

                19. In connection with each Transaction entered into between the Seller and SBRC, the Seller and SBRC agree as follows:

                        (a) In the case of any Transaction for which the
                Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same mortgage loans for the Mortgage Loans, Seller shall have the right, subject to the proviso to this sentence, upon notice to SBRC, which notice shall be given at or prior to 10 A.M. New York time on such business day, to substitute substantially the same mortgage loans for any Mortgage Loans; provided, however, that SBRC may elect, by the close of business on the business day notice is received, or by the close of the next business day if notice is given after 10 A.M. New York time on such day, not to accept such substitution. In the event such substitution is accepted by SBRC, such substitution shall be made by Seller's transfer to SBRC of such other mortgage loans and SBRC's transfer to Seller of such Mortgage Loans, and after such substitution, the substituted mortgage loans shall be deemed to be Mortgage Loans. In the event SBRC elects not to accept such substitution, SBRC shall offer Seller the right to terminate such Transaction.

                        (b) In the event Seller exercises its right to
                substitute or terminate under sub-paragraph (a), Seller shall be obligated to pay to SBRC, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) SBRC's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions;
                (ii) entering into or terminating hedge transactions; and/or
                (iii) terminating transactions or substituting mortgage loans in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent SBRC determines not to enter into replacement transactions, the loss incurred by SBRC directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by SBRC in good faith.

                IN WITNESS WHEREOF, SBRC and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of February 11, 1999.


                                        SALOMON BROTHERS REALTY CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        LONG BEACH MORTGAGE COMPANY


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

        The Seller represents, warrants and covenants to SBRC as of each Purchase Date or as of such other date as specifically provided herein:

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Seller has the full corporate power and authority to originate, hold, sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the Transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by SBRC, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

        (c) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller hereunder, the consummation of any other of the Transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

        (d) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

        (e) No litigation is pending against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

        (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the Transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

                                    EXHIBIT B

        Any capitalized terms used in this Exhibit B but not otherwise defined in the Purchase and Sale Agreement shall have the meanings assigned to them in the Master Mortgage Loan Purchase and Servicing Agreement, dated and effective as of June 1, 1997 between the Seller and SBRC.

        The Seller hereby represents and warrants to SBRC that, as to each Mortgage Loan, as of the related Purchase Date, or as of such date specifically provided herein:

        (i) The information set forth in the Mortgage Loan Schedule (as defined in the Custodial Agreement) is complete, true and correct as of the related Purchase Date;

        (ii) The Mortgage Loan is in compliance with all requirements set forth in the applicable Confirmation, and the characteristics of the Mortgage Loans as set forth in such Confirmation are true and correct;

        (iii) [intentionally omitted];

        (iv) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

        (v) Immediately prior to the assignment of the Mortgage Loans to SBRC, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

        (vi) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

        (vii) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

        (viii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xii) below;

        (ix) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is in good repair;

        (x) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

        (xi) Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of SBRC and which has been delivered to the Custodian); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

        (xii) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the related Purchase Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to SBRC will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

        (xiii) Each Mortgage Loan was originated by the Seller (or, if generated on behalf of the Seller by a Person other than the Seller, is subject to the same standards and procedures used by the Seller in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

        (xiv) With respect to each Adjustable Rate Mortgage Loan on each adjustment date, the Mortgage Interest Rate will be adjusted to equal the Index plus the Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Rate and the Minimum Rate. Except for Balloon Loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Interest Rate. No Mortgage Loan is subject to negative amortization;

        (xv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

        (xvi) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

        (xvii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

        (xvii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

        (xviii) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

        (xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

        (xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by SBRC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

        (xxi) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

        (xxii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage servicing business;

        (xxiii) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

        (xxiv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

        (xxv) No Mortgage Loan provides for primary mortgage insurance;

        (xxvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

        (xxvii) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

        (xxviii) Other than with respect to any failure of a Mortgagor to make timely payments of principal and interest due on the related Mortgage Note, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

        (xxix) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law;

        (xxx) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

        (xxxi) Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

        (xxxii) Each Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines;

        (xxxiii) The Mortgage File contains an appraisal which was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

        (xxxiv) None of the Mortgage Loans is a graduated payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

        (xxxv) With respect to each Mortgage Loan, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Seller at the time of origination of such Mortgage Loan;

        (xxxvi) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                                   Schedule 1

                                    EXHIBIT C

                                  BILL OF SALE


                On this ____ day of __________, 199__, Long Beach Mortgage Company ("Long Beach") does hereby sell, transfer, assign, set over and convey to Salomon Brothers Realty Corp. ("SBRC"), without recourse, all of the right, title and interest of Long Beach in and to each of the fixed rate and adjustable rate one-to-four family residential first and second lien mortgage loans identified on the Mortgage Loan Schedule attached hereto as Exhibit One (the "Mortgage Loans"), and the related Mortgage Loan Files. Such Mortgage Loans are sold to SBRC pursuant to the Purchase and Sale Agreement dated as of February 11, 1999 between SBRC and Long Beach (the "Agreement").

                Long Beach hereby represents and warrants that Long Beach is the sole legal, beneficial and equitable owner of each Mortgage Loan and has full power and authority to transfer and sell each Mortgage Loan to SBRC free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest that Long Beach had or created in the Mortgage Loans or the related Mortgage Loan Files and that as of the date hereof the representations and warranties specified in Exhibits A and B to the Agreement are true and correct as to Long Beach and the Mortgage Loans.

                This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.


                                        LONG BEACH MORTGAGE COMPANY


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT ONE


                             MORTGAGE LOAN SCHEDULE

                          SALOMON BROTHERS REALTY CORP.
                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048



                                                               February 11, 1999


Long Beach Mortgage Company
1100 Town & Country Road, Suite 1650
Orange, California 92868

Attention: General Counsel

Ladies and Gentlemen:

                This letter agreement (the "Letter Agreement") confirms the understanding and agreements between Long Beach Mortgage Company ("Long Beach") and Salomon Brothers Realty Corp. ("SBRC"), under the terms set forth herein, regarding SBRC's agreement to provide an Aggregation Line (as defined herein) to Long Beach in connection with certain fixed-rate and adjustable-rate, first lien mortgage loans (the "Mortgage Loans") that are originated or purchased by Long Beach, its affiliates and/or subsidiaries and any related prepayment charges payable in connection with any voluntary principal prepayment in full on the related Mortgage Loans (the "Prepayment Charges").

        1.      Aggregation Line.

                SBRC shall make available to Long Beach an aggregation line (the "Aggregation Line") from February 11, 1999 until January 31, 2000 pursuant to which SBRC shall simultaneously purchase from, and sign a forward commitment to resell to, Long Beach, Mortgage Loans, Prepayment Charges and the related servicing rights that are deemed acceptable for such Aggregation Line as set forth below. The Aggregation Line shall be more fully documented pursuant to the Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement") being entered into on the date hereof between Long Beach and SBRC. Under the Purchase and Sale Agreement, Long Beach will make standard secondary market corporate representations and warranties as of the date such Purchase and Sale Agreement is executed and as of any Purchase Date (as defined herein) for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement and Long Beach shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Purchase Date on which such Mortgage Loan is sold to SBRC.

                The "Purchase Price" with respect to each Mortgage Loan, Prepayment Charge and related servicing rights shall be equal to the lesser of
(i) the market value of such Mortgage Loan, Prepayment Charge and related servicing rights as determined by SBRC acting in good faith and (ii) the greater of (a)(I) 100% of the unpaid principal balance of such Mortgage Loan as of the date

Long Beach Mortgage Company
February 11, 1999                                                        Page 2.

of purchase if such Mortgage Loan is current or delinquent one payment or (II) 100% of the unpaid principal balance of such Mortgage Loan, minus an additional 10% of the unpaid principal balance of such Mortgage Loan for each additional delinquent payment (after the first delinquent payment) and (b) 65% of the Broker's Price Opinion obtained by Long Beach at its expense regarding the real property subject to the Mortgage Loan. The vendor providing such Broker's Price Opinion must be approved by SBRC.

                The repurchase price (the "Repurchase Price") shall reflect the agreed upon return to SBRC for providing the Aggregation Line (the "Aggregation Cost Rate"). With respect to any Mortgage Loan, the Aggregation Cost Rate shall equal One Month LIBOR (as defined herein) plus 1.25% per annum, calculated on the basis of a 360-day year and the actual number of days between the Purchase Date and the Repurchase Date (as defined herein) and rounded up to the nearest 0.0625%. The Repurchase Price shall equal the sum of (i) the Purchase Price and
(ii) the Purchase Price multiplied by the Aggregation Cost Rate.

                "One Month LIBOR" means as of the related Settlement Date, the 30 day London Interbank Offered Rate as of 11:00 a.m. (London time) on such date, as indicated on page number 3750 of the Telerate Service. If One Month LIBOR cannot be so determined, then One Month LIBOR shall mean the rate determined by SBRC in its sole discretion.

                The Aggregation Line at any one time shall be limited to $100 million in amount of Mortgage Loans and shall have a term of one month or shorter period of time if the related Purchase Date is not a "Roll Date". A "Roll Date" is the date each month on which all of the Mortgage Loans subject to the Aggregation Line are repurchased by Long Beach and then purchased again by SBRC.

                Long Beach shall have the right to add Mortgage Loans to the Aggregation Line up to twice each month. Long Beach may remove Mortgage Loans from the Aggregation Line twice a month (one of which shall be on the Roll
Date).

                SBRC shall provide not less than twenty eight days' prior notice to Long Beach in the event that SBRC elects to not renew the Aggregation Line for any month.

                2. Servicing of the Mortgage Loans. The purchase by SBRC of a Mortgage Loan pursuant to the Aggregation Line shall include the purchase of any related Prepayment Charge and the related servicing rights for such Mortgage Loan and the repurchase by Long Beach shall also include the repurchase of the related Prepayment Charge and the related servicing rights. Unless otherwise agreed to between SBRC and Long Beach, SBRC hereby covenants and agrees to hire Long Beach to service; and Long Beach hereby covenants and agrees to service the Mortgage Loans for a term beginning on the related purchase date (each such date, a "Purchase Date") and ending on the related date fixed for repurchase (the "Repurchase Date"); provided that if a Seller Event of Default (as defined herein) has occurred, Long Beach shall immediately be terminated as servicer. The Mortgage Loans shall be serviced in accordance with Accepted Servicing Practices (as defined in the Purchase and Sale Agreement). Any payments received by

Long Beach Mortgage Company
February 11, 1999                                                        Page 3.


Long Beach on the Mortgage Loans (including any Prepayment Charges) must be placed into a collection account for the benefit of SBRC. The collection account must meet the requirements of an Eligible Account, as such term is defined in the Pooling and Servicing Agreement, Series 1997-LB5 dated as of November 1, 1997 among Norwest Bank Minnesota, National Association, SBMSVII and Long Beach. After the payment of all funds due to SBRC on each Repurchase Date, SBRC will instruct the bank holding the collection account to release any funds in the collection account to Long Beach. Notwithstanding the foregoing, if Long Beach fails to repurchase the Mortgage Loans on a Repurchase Date or upon a Seller Event of Default, all funds held in the collection account will be released to SBRC by such bank.

                As part of its servicing duties, Long Beach shall enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits, and shall make all servicing advances (not including advances of delinquent principal and interest) on the Mortgage Loans. The Mortgage Loans shall be serviced for a servicing fee equal to 0.50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Such Servicing Fee will be deemed to be paid to Long Beach out of the funds delivered on each Repurchase Date from the collection account to Long Beach. If the Seller is terminated as Servicer hereunder, the entitlement to such Servicing Fee is subordinate to any rights and interests of SBRC under this Letter Agreement. Notwithstanding the foregoing, in the event Long Beach fails to repurchase a Mortgage Loan on the related Repurchase Date or if a Seller Event of Default occurs, Long Beach will no longer be servicer with respect to such Mortgage Loan or Mortgage Loans, unless the term of servicing is extended by SBRC in its sole discretion. In such event, SBRC shall have the right to transfer such servicing to another servicer without payment of any fee to Long Beach. Long Beach will cooperate in good faith to effect such servicing transfer and shall pay all costs associated with such servicing transfer.

                3. Conditions Precedent to Mortgage Loan Purchases. SBRC's obligation to purchase any Mortgage Loans and related servicing rights which it accepts for its Aggregation Line shall be subject to each of the following conditions:

                (i) there shall have been delivered to SBRC a Trust Receipt issued by Chase Bank of Texas, National Association ("Chase") with a mortgage loan schedule attached thereto and an exception report which is acceptable to SBRC in its sole discretion;

                (ii) SBRC shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by SBRC; and

                (iii) Long Beach shall have provided to SBRC such other documents which are then required to have been delivered under the Purchase and Sale Agreement or which are reasonably requested by SBRC, which other documents may include UCC financing statements, a

Long Beach Mortgage Company
February 11, 1999                                                        Page 4.

                        favorable opinion or opinions of counsel with respect to matters which are reasonably requested by SBRC (including a perfection opinion), and/or an officer's or secretary's certificate.

                4. Custodial Agreement. Long Beach will pay all expenses in connection with the custodial agreement, dated as of February 11, 1999 (the "Custodial Agreement"), among SBRC, Long Beach and Chase, which Custodial Agreement will be used to hold the mortgage files relating to the Mortgage Loans.

                5. Information. Long Beach will furnish, in a timely manner, to SBRC all financial and other information (including historical loan information) concerning Long Beach as SBRC deems reasonably appropriate in connection with the performance of the services contemplated by this letter. In addition, Long Beach will provide SBRC reasonable access during normal business hours to Long Beach's officers, directors, employees, accountants, and other representatives. Long Beach acknowledges and confirms that SBRC (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it, (ii) assumes no responsibility for the accuracy or completeness of such information and (iii) will not disclose such information to any third party (other than its affiliates, its counsel or its independent accountants) without the prior written consent of Long Beach; provided, however, SBRC can use such information if necessary in connection with a Seller Event of Default under the Purchase and Sale Agreement to market the Mortgage Loans for sale.

                6. Unfundings. In the event any Mortgage Loan subject to the Aggregation Line unfunds, the Repurchase Date with respect to such Mortgage Loan will immediately accelerate to the next business day and Long Beach with repurchase the Mortgage Loan at the Repurchase Price (including interest only for the actual number of days since the Purchase Date).

                7. Mortgage Loan Schedule. No Mortgage Loan shall be included in the Aggregation Line unless Long Beach shall have delivered to SBRC at least two
(2) business days prior to such inclusion, a magnetic tape, in a format acceptable to SBRC, consisting of the loan characteristics set forth in the definition of "Mortgage Loan Schedule" in the Custodial Agreement. In addition, Long Beach shall deliver to SBRC, a magnetic tape, in a format acceptable to SBRC, with updated loan characteristics agreed upon by SBRC and Long Beach with respect to each Mortgage Loan.

                8. Hedging. Long Beach will have the option to establish one or more securities or commodities accounts at Salomon Smith Barney Inc. and to enter into transactions in such accounts (and only in such accounts) that are intended to hedge the interest rate risk on Mortgage Loans included in the Aggregation Line.

                9. Third party whole loan sales. During the course of the Aggregation Line, Long Beach may sell mortgage loans to third parties; provided, that SBRC is given the "last look" in order to match the whole loan offer on the Mortgage Loans from the third party.

Long Beach Mortgage Company
February 11, 1999                                                        Page 5.


                10. Financing of REO Properties. In the event there is a foreclosure sale for any Mortgage Loan, simultaneously with the occurrence of such foreclosure, Long Beach will repurchase such Mortgage Loan from SBRC on such date.

                11. Termination.

                (a) Long Beach shall have the right to terminate this Letter Agreement upon the occurrence of any of the SBRC Events of Default under the Purchase and Sale Agreement and shall be afforded any of the remedies provided thereunder.

                (b) SBRC shall have the right to terminate this Letter Agreement upon the occurrence of any of the Seller Events of Default under the Purchase and Sale Agreement and shall be afforded any of the remedies provided thereunder.

                (c) Subject to the provisions of this Paragraph 11, this Letter Agreement shall terminate upon January 31, 2000.

                12. General Provisions.

                (a) SBRC's Discretion. It is understood that SBRC shall have the right to approve or disapprove any Mortgage Loan for this Aggregation Line. In addition, unless SBRC consents, it will not allow any Mortgage Loan with an unpaid principal balance in excess of $500,000 onto the Aggregation Line.

                (b) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

                (c) Amendment or Waiver. This Letter Agreement may not be amended or modified except in writing signed by each of the parties hereto.

                (d) Counterparts. This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                (e) Severability Clause. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter

Long Beach Mortgage Company
February 11, 1999                                                        Page 6.

Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

                (f) No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

                (g) Further Agreements. Long Beach and SBRC each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

                (h) Expenses. Each party hereto shall pay its own expenses in connection with any amendment hereto.

Long Beach Mortgage Company
February 11, 1999                                                        Page 7.

                Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.


                                        Yours sincerely,

                                        SALOMON BROTHERS REALTY CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

LONG BEACH MORTGAGE COMPANY


By:
   -------------------------------------
Name:
Title: